UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2017

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

TransDigm Group Inc. ("the Company") has prepared presentation materials (the "Presentation Materials") that it intends to use on or after May 22, 2017 in presentations to current and/or potential investors in connection with customary investor meetings. The Presentation Materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Presentation Materials are also posted in the Investor Relations section of the Company's website, www.transdigm.com.

The information in this Current Report on Form 8-K and in the Presentation Materials shall not be deemed "filed" for purposes of Section 18 of the Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.

The Presentation Materials contain certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Presentation Materials. Further, the Presentation Materials contain statements intended as "forward-looking statements," all of which are subject to the cautionary statement about forward-looking statements set forth therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Investor Presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer

Date: May 22, 2017

Exhibit Index

Exhibit No.	Description
99.1	Investor Presentation.